RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2000-QS4 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2000-QS4


              $ 88,525              0.00%              CLASS A-P CERTIFICATES
        ------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                         Supplement dated April 10, 2000
                                       to
                   Prospectus Supplement dated March 22, 2000
                                       to
                         Prospectus dated March 24, 1999

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated March 22, 2000.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 1, 2005 against payment therefore in immediately available funds.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                         CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL       LTV
CREDIT SCORE RANGE                                 LOANS         BALANCE         LOANS        BALANCE       RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------
499 or less ..............................               3     $    153,474        1.43%     $ 51,158        73.55%
500 - 519 ................................               3          124,905        1.16        41,635        69.32
520 - 539 ................................               6          281,969        2.62        46,995        76.17
540 - 559 ................................               4          146,499        1.36        36,625        83.17
560 - 579 ................................               3          138,451        1.29        46,150        83.45
580 - 599 ................................               6          301,657        2.80        50,276        71.55
600 - 619 ................................               8          460,755        4.28        57,594        81.59
620 - 639 ................................              12          712,747        6.63        59,396        75.91
640 - 659 ................................              15          710,450        6.61        47,363        70.34
660 - 679 ................................              18        1,122,824       10.44        62,379        75.89
680 - 699 ................................              17        1,072,846        9.97        63,109        70.79
700 - 719 ................................              20          889,007        8.27        44,450        81.15
720 - 739 ................................              11          528,138        4.91        48,013        70.58
740 - 759 ................................              16          781,176        7.26        48,823        74.30
760 - 779 ................................              23        1,424,901       13.25        61,952        64.49
780 - 799 ................................              24        1,315,220       12.23        54,801        58.96
800 or greater ...........................              11          590,378        5.49        53,671        63.76
                                                       ---     ------------      ------      --------        -----
Total, Average or Weighted Average .......             200     $ 10,755,397      100.00%     $ 53,777        71.04%
                                                       ===     ============      ======

         The minimum and maximum credit scores of the Mortgage Loans were 469 and 816, respectively, and the weighted average Credit Score of the Mortgage Loans was approximately 698.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.




                                           OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
OCCUPANCY                                          LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Primary Residence ........................             103     $  6,273,989       58.33%     $ 60,913           694       70.01%
Second/Vacation ..........................               6          338,242        3.14        56,374           698       64.36
Non Owner-occupied .......................              91        4,143,166       38.52        45,529           704       73.15
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             200     $ 10,755,397      100.00%     $ 53,777           698       71.04%
                                                       ===     ============      ======




                                                  PURPOSE OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
LOAN PURPOSE                                       LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Purchase .................................              83     $  4,066,681       37.81%     $ 48,996           705       77.53%
Rate/Term Refinance ......................              43        2,852,372       26.52        66,334           700       68.76
Equity Refinance .........................              74        3,836,344       35.67        51,842           690       65.87
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             200     $ 10,755,397      100.00%     $ 53,777           698       71.04%
                                                       ===     ============      ======

                                                     MORTGAGED PROPERTY TYPES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
PROPERTY TYPE                                      LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Single-family detached ...................             129     $  7,345,448       68.30%     $ 56,941           701       69.81%
Two-to-four family units .................              38        1,958,785       18.21        51,547           700       72.95
Planned Unit Developments (detached) .....               6          424,922        3.95        70,820           694       76.47
Condo Low-Rise (less than 5 stories) .....              10          380,092        3.53        38,009           712       66.29
Planned Unit Developments (attached) .....               8          263,442        2.45        32,930           636       86.90
Townhouse ................................               6          230,046        2.14        38,341           719       70.71
Manufactured Home ........................               2          120,593        1.12        60,296           581       79.14
Cooperative Units ........................               1           32,070        0.30        32,070           790       64.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             200     $ 10,755,397      100.00%     $ 53,777           698       71.04%
                                                       ===     ============      ======




                                       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
STATE                                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Alabama ..................................               1     $     61,383        0.57%     $ 61,383           549       82.00%
Arkansas .................................               1           52,495        0.49        52,495           688       75.00
Arizona ..................................               6          277,889        2.58        46,315           683       84.81
California ...............................              21        1,748,381       16.26        83,256           720       60.74
Colorado .................................               1          130,876        1.22       130,876           607       80.00
Connecticut ..............................               2          165,296        1.54        82,648           712       69.34
Florida ..................................              20          847,106        7.88        42,355           711       75.46
Georgia ..................................              12          693,057        6.44        57,755           716       75.68
Hawaii ...................................               1           19,463        0.18        19,463           790       53.00
Illinois .................................               9          307,632        2.86        34,181           652       74.61
Indiana ..................................               7          202,894        1.89        28,985           625       85.64
Kansas ...................................               1           97,575        0.91        97,575           808       62.00
Kentucky .................................               1           47,399        0.44        47,399           605       80.00
Louisiana ................................               3           96,610        0.90        32,203           673       73.08
Massachusetts ............................               2          111,072        1.03        55,536           788       49.29
Maryland .................................               3          141,014        1.31        47,005           603       63.39
Maine ....................................               2           62,657        0.58        31,328           688       78.93
Michigan .................................              10          380,498        3.54        38,050           698       70.85
Missouri .................................               1           95,278        0.89        95,278           572       84.00
Montana ..................................               1           29,651        0.28        29,651           684       34.00
North Carolina ...........................               4          274,481        2.55        68,620           641       74.12
North Dakota .............................               1           20,522        0.19        20,522           598       90.00
Nebraska .................................               1           39,063        0.36        39,063           620       39.00
New Jersey ...............................               8          558,777        5.20        69,847           738       68.48
New Mexico ...............................               2          139,559        1.30        69,780           622       82.26
Nevada ...................................               2          119,157        1.11        59,579           660       63.47
New York .................................              18        1,258,798       11.70        69,933           721       70.15
Ohio .....................................               8          242,397        2.25        30,300           702       73.47
Oklahoma .................................               1           22,967        0.21        22,967           773       88.00
Oregon ...................................               2           60,352        0.56        30,176           638       61.49
Pennsylvania .............................               4          167,665        1.56        41,916           642       83.92
Rhode Island .............................               3          173,968        1.62        57,989           671       67.86
Tennessee ................................               6          410,121        3.81        68,353           707       83.35
Texas ....................................              28        1,441,139       13.40        51,469           690       72.09
Virginia .................................               1           88,638        0.82        88,638           764       75.00
Washington ...............................               5          138,041        1.28        27,608           760       54.54
Wisconsin ................................               1           31,525        0.29        31,525           635       79.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             200     $ 10,755,397      100.00%     $ 53,777           698       71.04%
                                                       ===     ============      ======

----------
No more than 3.0% of the Mortgage Loans were secured by mortgaged properties located in any one zip code area in Tennessee and no more than 2.3% of the Mortgage Loans were secured by mortgage properties located in any one zip code area outside Tennessee.


                                            DOCUMENTATION TYPES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
DOCUMENTATION TYPE                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
Full Documentation .......................             116     $  5,168,407       48.05%     $ 44,555           680       76.26%
Reduced Documentation ....................              84        5,586,989       51.95        66,512           715       66.22
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             200     $ 10,755,397      100.00%     $ 53,777           698       71.04%
                                                       ===     ============      ======

         No more than 25.8% of such reduced loan documentation Mortgage Loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes Mortgage Loans which were underwritten under a no stated income or no income/no asset program.

         None of the Mortgage Loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                                          MORTGAGE RATES

                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
MORTGAGE RATES (%)                                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
6.500 - 6.624 ............................               1     $     88,638        0.82%     $ 88,638           764       75.00%
6.625 - 6.749 ............................               1           32,070        0.30        32,070           790       64.00
7.125 - 7.249 ............................               1           32,205        0.30        32,205           770       65.00
7.250 - 7.374 ............................               2          145,804        1.36        72,902           647       82.61
7.375 - 7.499 ............................               3          332,338        3.09       110,779           721       54.49
7.500 - 7.624 ............................              11          805,882        7.49        73,262           698       66.41
7.625 - 7.749 ............................               4          243,671        2.27        60,918           706       53.82
7.750 - 7.874 ............................               9          568,630        5.29        63,181           707       72.91
7.875 - 7.999 ............................              12        1,009,223        9.38        84,102           693       68.37
8.000 - 8.124 ............................              17          923,946        8.59        54,350           676       70.87
8.125 - 8.249 ............................              17          921,443        8.57        54,203           681       66.87
8.250 - 8.374 ............................              14          760,758        7.07        54,340           705       66.68
8.375 - 8.499 ............................              15          707,106        6.57        47,140           739       73.32
8.500 - 8.624 ............................              16          821,367        7.64        51,335           711       81.52
8.625 - 8.749 ............................              14          706,134        6.57        50,438           694       73.66
8.750 - 8.874 ............................              14          633,247        5.89        45,232           717       73.35
8.875 - 8.999 ............................              18          718,236        6.68        39,902           677       72.57
9.000 - 9.124 ............................               6          196,952        1.83        32,825           681       72.16
9.125 - 9.249 ............................               8          416,441        3.87        52,055           693       81.24
9.250 - 9.374 ............................              12          510,995        4.75        42,583           682       70.59
9.375 - 9.449 ............................               2          125,054        1.16        62,527           687       83.55
9.500 - 9.624 ............................               3           55,257        0.51        18,419           732       77.75
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             200     $ 10,755,397      100.00%     $ 53,777           698       71.04%
                                                       ===     ============      ======

         As of March 1, 2005, the weighted average mortgage rate of the Mortgage Loans was approximately 8.2639% per annum.


                                          NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
NET MORTGAGE RATE (%)                              LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
6.220 ....................................               1     $     88,638        0.82%     $ 88,638           764       75.00%
6.345 ....................................               1           32,070        0.30        32,070           790       64.00
6.845 ....................................               1           32,205        0.30        32,205           770       65.00
6.970 ....................................               2          145,804        1.36        72,902           647       82.61
7.095 ....................................               3          332,338        3.09       110,779           721       54.49
7.220 ....................................              11          805,882        7.49        73,262           698       66.41
7.345 ....................................               4          243,671        2.27        60,918           706       53.82
7.470 ....................................               9          568,630        5.29        63,181           707       72.91
                                                        --     ------------       -----      --------           ---       -----
Total, Average or Weighted Average .......              32     $  2,249,237       20.91%     $ 70,289           706       66.26%
                                                        ==     ============       =====

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.935785519%.




                                        ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED     WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT        LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)                 LOANS         BALANCE         LOANS        BALANCE       SCORE        RATIO
------------------------------------------       ---------     ------------     --------     ---------     --------     --------
100,000 or less ..........................             153     $  5,895,256       54.81%     $ 38,531           688       71.98%
100,001 to 200,000 .......................              41        3,955,306       36.78        96,471           703       72.41
200,001 to 300,000 .......................               5          662,466        6.16       132,493           735       62.30
300,001 to 400,000 .......................               1          242,368        2.25       242,368           768       50.00
                                                       ---     ------------      ------      --------           ---       -----
Total, Average or Weighted Average .......             200     $ 10,755,397      100.00%     $ 53,777           698       71.04%
                                                       ===     ============      ======




                                            ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS


                                                                                PERCENT                    WEIGHTED
                                                 NUMBER OF                        OF          AVERAGE      AVERAGE
                                                 MORTGAGE       PRINCIPAL       MORTGAGE     PRINCIPAL      CREDIT
ORIGINAL LTV RATIO (%)                             LOANS         BALANCE         LOANS        BALANCE       SCORE
------------------------------------------       ---------     ------------     --------     ---------     --------
50.00 or less ............................              26     $  1,437,037       13.36%     $ 55,271           725
50.01 - 55.00 ............................               8          527,363        4.90        65,920           783
55.01 to 60.00 ...........................              12          682,387        6.34        56,866           714
60.01 to 65.00 ...........................              16          993,679        9.24        62,105           717
65.01 to 70.00 ...........................              25        1,016,887        9.45        40,675           702
70.01 to 75.00 ...........................              14          926,756        8.62        66,197           734
75.01 to 80.00 ...........................              52        2,805,769       26.09        53,957           676
80.01 to 85.00 ...........................              11          625,181        5.81        56,835           645
85.01 to 90.00 ...........................              35        1,680,857       15.63        48,024           671
90.01 to 95.00 ...........................               1           59,481        0.55        59,481           600
                                                       ---     ------------      ------      --------           ---
Total, Average or Weighted Average .......             200     $ 10,755,397      100.00%     $ 53,777           698
                                                       ===     ============      ======

         The weighted average Loan to Value ratio at origination of the Mortgage Loans was approximately 71.04%

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--General" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                  PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                           FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                 CLASS A-P CERTIFICATES
                                                  -----------------------------------------------------
                                                    0%         8%        16%         24%          32%
DISTRIBUTION DATE                                 -------    --------  --------    --------     -------
-----------------
March 2005.......................................  100%       100%      100%        100%         100%
March 2006.......................................   92         84        77          70           62
March 2007.......................................   83         70        59          48           38
March 2008.......................................   73         57        44          32           23
March 2009.......................................   63         45        31          21           14
March 2010.......................................   52         34        22          13            8
March 2011.......................................   40         24        14           8            4
March 2012.......................................   27         15         8           4            2
March 2013.......................................   14          7         3           2            1
March 2014.......................................    0          0         0           0            0
Weighted Average Life in Years** (to Maturity)...    4.98       3.90      3.09        2.47         2.00

----------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

          o    the Class A-P Certificates will be purchased on March 31, 2005;

          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

          o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       ---------------
Aggregate principal balance ....................       $ 2,249,237.26        $ 8,506,159.27
Weighted average mortgage rate .................         7.4848160861%         8.4699000000%
Weighted average servicing fee rate.............         0.2800000000%         0.3300000000%
Weighted average original term to maturity
(months) .......................................                  180                   179
Weighted average remaining term
to maturity (months) ...........................                  107                   108

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%               8%              16%             24%              32%
------------------------------        ------           ------          ------          -------          -------
$68,802.......................        5.315%           6.959%          9.000%          11.477%          14.433%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  92,149   $10,513,716    104,820   $12,512,690    101,210   $12,635,058    99,386   $12,962,473
Period of Delinquency
30 to 59 days .........   1,602       192,517      2,082       244,557      2,324       289,263     2,147       280,302
60 to 89 days .........     236        28,610        372        44,459        477        64,448       488        63,986
90 days or more(2) ....     307        35,045        409        44,171        516        62,039       644        84,033
Foreclosures Pending ..     273        32,685        446        55,203        602        81,640       769       102,671
                         ------   -----------    -------   -----------    -------   -----------    ------   -----------
Total Delinquent Loans    2,418   $   288,858      3,309   $   388,390      3,919   $   497,389     4,048   $   530,992
                         ======   ===========    =======   ===========    =======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.624%        2.747%     3.157%        3.104%     3.872%        3.937%    4.073%        4.096%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..  101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days .........    2,182       284,482     2,032       282,672
60 to 89 days .........      526        70,816       409        51,071
90 days or more(2) ....      696        94,223       555        70,963
Foreclosures Pending ..      787       103,707       747        88,396
                         -------   -----------   -------   -----------
Total Delinquent Loans     4,191   $   553,228     3,743   $   493,102
                         =======   ===========   =======   ===========
Percent of Loan
Portfolio .............    4.145%        3.919%    3.524%        3.147%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.




                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ..  37,066   $ 5,021,100     44,520   $ 6,234,461     45,103   $ 6,477,882    45,867   $ 6,776,784
Period of Delinquency
30 to 59 days .........     573        83,679        742       104,823        901       131,032       893       131,270
60 to 89 days .........      65        11,033        118        17,904        185        29,788       216        33,636
90 days or more(2) ....      77        13,377        123        17,598        165        27,231       206        37,139

Foreclosures Pending ..      80        12,263        113        19,378        198        34,074       251        41,335
                         ------   -----------     ------   -----------     ------   -----------    ------   -----------
Total Delinquent Loans      795   $   120,353      1,096   $   159,703      1,449   $   222,125     1,566   $   243,380
                         ======   ===========     ======   ===========     ======   ===========    ======   ===========
Percent of Loan
Portfolio .............   2.145%        2.397%     2.462%        2.562%     3.213%        3.429%    3.414%        3.591%

[TABLE CONTINUED]

                          AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                         ----------------------  ----------------------
                            BY       BY DOLLAR      BY       BY DOLLAR
                          NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                           LOANS       LOANS       LOANS       LOANS
                         --------  ------------  --------  ------------
                           (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                THOUSANDS)              THOUSANDS)
Total Loan Portfolio ..   51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days .........      934       142,682       946       161,218
60 to 89 days .........      216        35,031       186        26,348
90 days or more(2) ....      258        43,618       225        34,430

Foreclosures Pending ..      279        44,333       268        42,461
                          ------   -----------    ------   -----------
Total Delinquent Loans     1,687   $   265,664     1,625   $   264,457
                          ======   ===========    ======   ===========
Percent of Loan
Portfolio .............    3.255%        3.291%    2.888%        2.877%

----------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         It is expected that, as of the distribution date in April 2005, the aggregate principal balance of the mortgage loans will be equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date. At such time, the master servicer or the depositor may opt to exercise its right to purchase the remaining mortgage loans or the outstanding certificates as described under the section entitled "Pooling and Servicing Agreement". However, there is no assurance that such purchase will occur.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                   APPENDIX A


                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:05:08                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2000-QS4(POOL # 4433) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4433
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
CB      76110F4T7    80,517,000.00   7,418,012.48     7.500000  %    251,809.41
NB      76110F4U4    21,235,000.00           0.00     7.500000  %          0.00
A-P     76110F4V2       933,718.95      89,190.14     0.000000  %        665.22
R-I     76110F4W0           100.00           0.00     7.500000  %          0.00
R-II    76110F4X8           100.00           0.00     7.500000  %          0.00
M-1     76110F4Y6     3,459,000.00   2,249,797.69     7.500000  %     23,134.07
M-2     76110F4Z3       649,000.00     422,121.64     7.500000  %      4,340.56
M-3     76110F5D1       487,000.00     316,753.85     7.500000  %      3,257.10
IO-A                          0.00           0.00     0.509775  %          0.00
IO-B                          0.00           0.00     0.000000  %          0.00
B-1     76110F5A7       324,300.00     210,930.74     7.500000  %      2,168.94
B-2     76110F5B5       216,200.00     140,620.49     7.500000  %      1,445.96
B-3     76110F5C3       270,246.88     155,118.43     7.500000  %      1,595.04

-------------------------------------------------------------------------------
                  108,091,665.83    11,002,545.46                    288,416.30
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
CB         45,909.96    297,719.37            0.00       0.00      7,166,203.07
NB              0.00          0.00            0.00       0.00              0.00
A-P             0.00        665.22            0.00       0.00         88,524.92
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        13,920.20     37,054.27            0.00       0.00      2,226,663.62
M-2         2,611.80      6,952.36            0.00       0.00        417,781.08
M-3         1,959.85      5,216.95            0.00       0.00        313,496.75
IO-A        4,590.87      4,590.87            0.00       0.00              0.00
IO-B            0.00          0.00            0.00       0.00              0.00
B-1         1,305.09      3,474.03            0.00       0.00        208,761.80
B-2           870.06      2,316.02            0.00       0.00        139,174.53
B-3           959.77      2,554.81            0.00       0.00        153,523.39

-------------------------------------------------------------------------------
           72,127.60    360,543.90            0.00       0.00     10,714,129.16
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
CB       92.129767    3.127407     0.570190     3.697597   0.000000   89.002361
NB        0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P      95.521396    0.712441     0.000000     0.712441   0.000000   94.808954
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     650.418531    6.688083     4.024342    10.712425   0.000000  643.730448
M-2     650.418564    6.688089     4.024345    10.712434   0.000000  643.730475
M-3     650.418589    6.688090     4.024333    10.712423   0.000000  643.730499
IO-A      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
IO-B      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
B-1     650.418584    6.688097     4.024329    10.712426   0.000000  643.730487
B-2     650.418532    6.688067     4.024329    10.712396   0.000000  643.730465
B-3     573.987850    5.902159     3.551456     9.453615   0.000000  568.085692

_______________________________________________________________________________


DETERMINATION DATE       21-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:05:08                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2000-QS4 (POOL #  4433)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4433
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        2,255.57
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,257.74

SUBSERVICER ADVANCES THIS MONTH                                        6,691.09
MASTER SERVICER ADVANCES THIS MONTH                                      382.79


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     5     251,379.03

 (B)  TWO MONTHLY PAYMENTS:                                    1     133,651.92

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2      80,230.18


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                         91,982.25

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      10,714,129.15

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          199

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  30,948.68

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      173,371.74

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         67.97187720 %    27.38546500 %    4.60502220 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            67.44278180 %    27.60785696 %    4.71935240 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,161,833.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,968,867.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          8.26302000
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              108.21

POOL TRADING FACTOR:                                                 9.91207700


Run:     04/04/05     17:05:08                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2000-QS4 (POOL #  4433)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4433
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        2,204.77
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,251.64

SUBSERVICER ADVANCES THIS MONTH                                        6,691.09
MASTER SERVICER ADVANCES THIS MONTH                                      382.79


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     5     251,379.03

 (B)  TWO MONTHLY PAYMENTS:                                    1     133,651.92

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2      80,230.18


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                         91,982.25

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      10,471,761.13

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          198

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       1

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                  30,948.68

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      173,371.74

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         69.43967000 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            68.93016300 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,161,833.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,968,867.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          8.28357272
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              108.10

POOL TRADING FACTOR:                                                12.28057549


Run:     04/04/05     17:05:08                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2000-QS4 (POOL #  4433)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4433
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                           50.80
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                         6.10

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                         242,368.02

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                            1

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                            0.00

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION          0.00000000 %     0.00000000 %    0.00000000 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION             0.00000000 %     0.00000000 %    0.00000000 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,161,833.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,968,867.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          7.37500000
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              113.00

POOL TRADING FACTOR:                                                 1.06205181